NATIONWIDE LIFE INSURANCE COMPANY	Application
P.O. Box 36750, Louisville, KY 40233	Individual Flexible Purchase Payment Variable Deferred Annuity
1-866-667-0561

Please verify that the information is correct and carefully read and sign where indicated.

The IRS has declared that civil union partners and domestic partners are not considered spouses for purposes of federal tax law. Therefore, the tax treatment provided by federal tax law to a surviving spouse is NOT currently available to a surviving civil union partner or surviving domestic partner. For information regarding federal tax laws, please consult a tax advisor.

CONTRACT INFORMATION

Product Name:
Contract Type:

Contract Owner Information
Name:
Address:

Relationship to the Annuitant:
SSN:	Birth Date:
Gender:	Phone:
E-Mail Address:

Joint Owner Information
Name:
Address:

Relationship to the Annuitant:
SSN:	Birth Date:
Gender:	Phone:
E-Mail Address:

Contingent Owner Information
Name:
Address:

Relationship to the Annuitant:
SSN:	Birth Date:
Gender:	Phone:
E-Mail Address:

Initial Purchase Payment:
Source of Initial Purchase Payment:

Annuitant Information
Name:
Address:

SSN:	Birth Date:
Gender:	Phone:
E-Mail Address:

Spousal Protection/Co-Annuitant Information
Name:
Address:

Relationship to the Annuitant:
SSN:	Birth Date:
Gender:	Phone:
E-Mail Address:

Contingent Annuitant Information
Name:
Address:

Relationship to the Annuitant:
SSN:
Gender:
E-Mail Address:

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

Contract Options Elected

Interstate Insurance Product Regulation Commission Fraud Language: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

ICC18-VAAA-0129AO	1 GVW2B27BT5001 NARIA	(Compact - Standard) (2/2019)

Beneficiaries

☐ Primary ☐ Contingent Percentage Allocation:		☐ Primary ☐ Contingent Percentage Allocation:
Name:		Name:
Address:		Address:

Relationship to Annuitant:		Relationship to Annuitant:
SSN:	Birth Date:	SSN:	Birth Date:
Gender:	Phone:	Gender:	Phone:
E-mail Address:		E-mail Address:

☐ Primary ☐ Contingent Percentage Allocation:		☐ Primary ☐ Contingent Percentage Allocation:
Name:		Name:
Address:		Address:

Relationship to Annuitant:		Relationship to Annuitant:
SSN:	Birth Date:	SSN:	Birth Date:
Gender:	Phone:	Gender:	Phone:
E-mail Address:		E-mail Address:

Electronic Delivery Election

☐	As Contract Owner, I elect to receive electronic versions of all documents pertaining to my Account.

☐	As Contract Owner, I elect to receive electronic versions of all documents pertaining to my Account, except for the following:

☐ Financial Transactions     ☐ Non-Financial Transactions     ☐ Statements     ☐ Original Policy

☐ Product Prospectuses/Supplements     ☐ Investment Portfolios Prospectuses/Supplements

☐	As Contract Owner, I reject accessing information relating to my Account electronically.

Initial Purchase Payment Allocation:

Please note: The underlying investment options listed on this application are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.

ICC18-VAAA-0129AO	2 GVW2B27BT5001 NARIA	(Compact - Standard) (2/2019)

Transfer Authorization for Investment Adviser/Registered Representative

By signing this application, you are authorizing and directing Nationwide to accept instructions from the investment adviser or registered representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the investment adviser or registered representative but may be delegated by written notification to Nationwide and only to individuals employed or under control of the investment adviser or registered representative for administrative/processing purposes. This power is not available for use by any person or organization providing any type of market-timing advice or service. Nationwide may revoke the authority of the investment adviser or registered representative to act on your behalf at any time by written notification to you.

Your signature and the investment adviser or registered representative’s signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estate(s) and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the investment adviser or registered representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

Contract Owner Signatures and Authorizations

State In Which The Application Is Signed

☐ Yes ☐ No Do you have existing life insurance or annuity contracts?

☐ Yes ☐ No Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?

If you answered “yes” to EITHER question above, your state may require NAIC or state specific replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC or state specific replacement forms.

Annuity payments, Death Benefits, Surrender Values, and other Contract Values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

By signing and dating this application, I am confirming to the following:

•	That to the best of my knowledge and belief the information outlined above is true and correct.

•	I have received the annuity Contract and current prospectus referenced above as well as, applicable disclosure documents presented to me during the sales process.

•	The Contract limits Purchase Payments to $1 million for all Contracts issued by Nationwide with the same Contract Owner and/or Annuitant, subject to permission from Nationwide.

•	That I do not represent a corporate entity or institutional investor.

•

I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if I plan to change the Contract Owner or assign benefits under the Contract, the Contract will not meet this objective.

•	I understand that a change of Contract Owner or assignment of the Contract may result in the termination or reduction of the Death Benefit under any elected Death Benefit option.

•

I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if the Annuitant I am naming has been diagnosed with or had any indication of an illness expected to result in death within 12 months, the Contract will not meet this objective.

By signing this application, I am agreeing to the elections I have made and I am acknowledging my understanding of the terms and conditions described in this application.

Contract Owner:
	(Signature)	(Date)

Joint Owner:
	(Signature)	(Date)

ICC18-VAAA-0129AO	3 GVW2B27BT5001 NARIA	(Compact - Standard) (2/2019)

PRIMARY REGISTERED REPRESENTATIVE INFORMATION

☐ Yes ☐ No Are you aware of any existing annuities or insurance owned by the applicant?

☐ Yes ☐ No Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?

I certify that any state or company disclosures have been presented to the applicant.

Registered Representative[1]:
	(Signature)	(Date)

Print Registered Representative Name:

Firm Name:

Phone No.:

Address:

ADDITIONAL REGISTERED REPRESENTATIVE INFORMATION

☐ Yes ☐ No Are you aware of any existing annuities or insurance owned by the applicant?

☐ Yes ☐ No Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?

I certify that any state or company disclosures have been presented to the applicant.

Registered Representative[1]:
	(Signature)	(Date)

Print Registered Representative Name:

Firm Name:

Phone No.:

Address:

Remarks

For Home Office Use:

[1]	Registered Representatives are Insurance Agents.

ICC18-VAAA-0129AO	4 GVW2B27BT5001 NARIA	(Compact - Standard) (2/2019)